Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH
by
MGM MIRAGE
and
INFINITY WORLD (CAYMAN) L.P.
of
Up to 15,000,000 Outstanding Shares of Common Stock of MGM MIRAGE
at a Purchase Price of $80.00 Per Share

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 14, 2008, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated January 17, 2008 (the “Offer to Purchase”), and the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by MGM MIRAGE, a Delaware corporation (“MGM MIRAGE”), and Infinity World (Cayman) L.P., a Cayman Islands limited partnership (“IW”) and an indirect wholly-owned subsidiary of Dubai World, a Dubai, United Arab Emirates government decree entity (“DW”), to collectively purchase for cash up to 15,000,000 shares of MGM MIRAGE common stock, $0.01 par value per share, at a price, net to the seller in cash, without interest, equal to $80.00 per share (the “shares”), on the terms and subject to the conditions of the Offer.

On the terms and subject to the conditions of the Offer, MGM MIRAGE and IW (collectively, the “Purchasers”) will purchase at a price of $80.00 per share, net to seller in cash, without interest, shares properly tendered and not properly withdrawn in the Offer. All shares properly tendered and not properly withdrawn will be purchased by Purchasers, on the terms and subject to the conditions of the Offer, including the proration provisions and conditional tender provisions set forth in Sections 1 and 6 therein. The applicable securities laws allow Purchasers to purchase in the aggregate more than 15,000,000 shares pursuant to the Offer. IW, however, does not intend to purchase more than 6,500,000 shares in the Offer. Shares not purchased because of proration provisions or conditional tenders will be returned to the tendering stockholders at Purchasers’ expense as promptly as practicable after the expiration of the Offer. See Section 1 and Section 6 of the Offer to Purchase.

If the number of shares properly tendered is less than or equal to 15,000,000 shares (or such greater number of shares as Purchasers may elect to purchase pursuant to the Offer, subject to applicable laws and regulatory restrictions), Purchasers will, on the terms and subject to the conditions of the Offer, purchase all shares so tendered.

On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 15,000,000 shares (or any such greater number of shares as Purchasers may elect to purchase, subject to applicable laws and regulatory restrictions) are properly tendered, Purchasers will buy shares first, on a pro rata basis from all stockholders who properly tender shares unconditionally, and second, only if necessary to permit Purchasers to purchase an aggregate of 15,000,000 shares, from holders who have tendered only shares subject to the condition that a specified minimum number of the holder’s shares are purchased in the Offer as described in Section 1 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the holders tendered all of their shares) by random lot, to the extent feasible. See Section 1 and Section 6 of the Offer to Purchase.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You may tender your shares at a price of $80.00 per share, as indicated in the attached Instruction Form, net to you in cash, without interest.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, February 14, 2008, unless Purchasers extend the Offer.

5. The Offer is for 15,000,000 shares, constituting approximately 5.1% of the shares outstanding as of January 14, 2008.

6. Tendering stockholders who are registered stockholders or who tender their shares directly to Mellon Investor Services, LLC will not be obligated to pay any brokerage commissions or fees to Purchasers, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Purchasers’ purchase of shares under the Offer.

7. If you wish to condition your tender upon the purchase of all shares tendered or upon Purchasers’ purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Purchasers’ purchase of shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION SHEET SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 14, 2008.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock of MGM MIRAGE. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of MGM MIRAGE residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash
by
MGM MIRAGE
and
Infinity World (Cayman) L.P.
of

Up to 15,000,000 Shares of Common Stock of MGM MIRAGE
at a Purchase Price of $80.00 per share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 17, 2008 (the “Offer to Purchase”), and the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by MGM MIRAGE, a Delaware corporation (“MGM MIRAGE”), and Infinity World (Cayman) L.P., a Cayman Islands limited partnership (“IW”) and an indirect wholly-owned subsidiary of Dubai World, a Dubai, United Arab Emirates government decree entity (“DW”), to purchase for cash up to 15,000,000 shares of MGM MIRAGE’s common stock, $.01 par value per share, at a price, net to the seller in cash, without interest, equal to $80.00 per share, specified by the undersigned, on the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to MGM MIRAGE and IW (collectively, the “Purchasers”) the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at a price of $80.00 per share, on the terms and subject to the conditions of the Offer.

NUMBER OF SHARES TO BE TENDERED:            SHARES*

*	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

CONDITIONAL TENDER
(See Instruction 12 of the letter of transmittal)

A tendering stockholder may condition his or her tender of shares upon Purchasers purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares you indicate below is purchased by Purchasers pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐  The minimum number of shares that must be purchased, if any are purchased, is:            shares.

If, because of proration, as described in Section 6 of the Offer to Purchase, the minimum number of shares designated will not be purchased, Purchasers may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐  The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

MGM MIRAGE’S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NONE OF MGM MIRAGE, IW, OUR RESPECTIVE AFFILIATES, MGM MIRAGE’S BOARD OF DIRECTORS, THE INFORMATION AGENT, OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, STOCKHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING MGM MIRAGE’S REASONS FOR MAKING THE TENDER OFFER AND IW’S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR BROKER OR OTHER FINANCIAL OR TAX ADVISOR.

MGM MIRAGE’S DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDER HAVE ADVISED US THAT THEY DO NOT INTEND TO TENDER ANY OF THEIR SHARES IN THE OFFER. IN ADDITION, THE AFFILIATES OF IW HAVE ADVISED US THAT THEY DO NOT INTEND TO TENDER ANY SHARES IN THE OFFER.

Signature(s):

Name(s):
(PLEASE PRINT)

Taxpayer Identification or Social Security Number:

Address(es):
(INCLUDING ZIP CODE)

Area Code/Phone Number:

Date:

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